Exhibit 1


                        LEGG MASON INVESTORS TRUST, INC.

                              ARTICLES OF AMENDMENT

         FIRST: On November 10, 2000, the Board of Directors of Legg Mason Investors Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on May 5, 1993, acting under authority contained in the Corporation's charter, has reclassified all three hundred seventy five million (375,000,000) shares of previously authorized but unissued capital stock of the Corporation known as the series Legg Mason Basic Value Fund as follows:

             a. All three hundred seventy five million of said authorized but unissued shares have been reclassified into the series known as Legg Mason Balanced Trust. Of those three hundred seventy five million shares:

                 1. Two hundred fifty million (250,000,000) shares have been designated by the Board as Legg Mason Balanced Trust, Primary Class shares; and

                 2. One hundred twenty five million (125,000,000) shares have been designated by the Board as Legg Mason Balanced Trust, Financial Intermediary Class shares.

         SECOND: The Board, by action on November 10, 2000, has changed the name of the class of shares heretofore known as "Legg Mason American Leading Companies Trust, Navigator Class shares" to "Legg Mason American Leading Companies Trust, Institutional Class shares;" changed the name of the class of shares heretofore known as "Legg Mason Balanced Trust, Navigator Class shares" to "Legg Mason Balanced Trust, Institutional Class shares;" changed the name of the class of shares heretofore known as "Legg Mason U.S. Small-Capitalization Value Trust, Navigator Class shares" to "Legg Mason U.S. Small-Capitalization Value Trust, Institutional Class shares;" changed the name of the class of share heretofore known as "Legg Mason Financial Services Fund, Navigator Class shares" to "Legg Mason Financial Services Fund, Institutional Class shares."

         THIRD: Immediately before filing these Articles of Amendment, the Corporation had authority to issue 1,600,000,000 shares of Common Stock, $0.001 par value per share, having an aggregate par value of $1,600,000. These shares were classified as follows:

Designation                                 Number of Shares

Legg Mason American Leading Companies       250,000,000 Primary Class Shares
 Trust                                      250,000,000 Navigator Class Shares

Legg Mason Balanced Trust                   125,000,000 Primary Class Shares
                                            125,000,000 Navigator Class Shares


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Legg Mason Basic Value Fund                 125,000,000 Class A Shares
                                            125,000,000 Primary Class Shares
                                            125,000,000 Navigator Class Shares

Legg Mason Financial Services Fund          125,000,000 Class A Shares
                                            125,000,000 Primary Class Shares
                                            125,000,000 Navigator Class Shares

Legg Mason U.S. Small-Capitalization        50,000,000 Primary Class Shares
 Value Trust                                50,000,000 Navigator Class Shares

         FOURTH: As of the filing of these Articles of Amendment, the Corporation shall have authority to issue 1,600,000,000 shares of Common Stock, $0.001 par value per share, having an aggregate par value of $1,600,000. These shares are classified as follows:

Designation                                 Number of Shares

Legg Mason American Leading Companies       250,000,000 Primary Class Shares
 Trust                                      250,000,000 Institutional Class
                                             Shares

Legg Mason Balanced Trust                   375,000,000 Primary Class Shares
                                            125,000,000 Institutional Class
                                             Shares
                                            125,000,000 Financial Intermediary
                                             Class Shares

Legg Mason Financial Services Fund          125,000,000 Class A Shares
                                            125,000,000 Primary Class Shares
                                            125,000,000 Institutional Class
                                             Shares

Legg Mason U.S. Small Capitalization        50,000,000 Primary Class Shares
 Value Trust                                50,000,000 Institutional Class
                                             Shares

         FIFTH: Each Primary, Institutional, and Financial Intermediary Class share of Legg Mason Balanced Trust (the "Series") shall represent investment in the same pool of assets as every other share of the Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of the Series, except as provided in the Corporation's Articles of Incorporation and as set forth below:

         (1) The net asset values of Primary, Institutional, and Financial Intermediary Class shares shall be calculated separately. In calculating the net asset values,

              (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;



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


              (b) Each class shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission ("SEC") rule or order and as the Board shall deem appropriate;

              (c) All other fees and expenses applicable to the Series shall be charged to all classes of the Series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as the SEC may otherwise require;

         (2) Dividends and other distributions shall be paid on Primary, Institutional, and Financial Intermediary Class shares at the same time. The amounts of all dividends and other distributions shall be calculated separately for Primary, Institutional, and Financial Intermediary Class shares. In calculating the amount of any dividend or other distribution,

              (a) Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

              (b) Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

              (c) All other fees and expenses shall be charged to each class of the Series, in the proportion that the net asset value of that class bears to the net asset value of the Series, except as the SEC may otherwise require;

         (3) Each class of the Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes shall vote together, and every share of the Series, regardless of class, shall have an equal vote with every other share of the Series.

         SIXTH: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly permitted by Sections 2-105(a)(12) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's charter to the Board of Directors.

         SEVENTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         EIGHTH: The undersigned Vice President and Secretary of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Secretary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.



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         IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment to be executed under seal in its name and on its behalf by its Vice President and Secretary and attested to by its Assistant Secretary on November 17, 2000.

ATTEST:                                     LEGG MASON INVESTORS TRUST, INC.



/s/ Kevin Ehrlich                           By: /s/ Marc R. Duffy
---------------------------------               --------------------------------
Kevin Ehrlich                                       Marc R. Duffy
Assistant Secretary                                 Vice President and Secretary










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